     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 5, 1998


                                                      REGISTRATION NO. 333-42213
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 3

                                       TO

                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              NEWMARK HOMES CORP.
             (Exact Name of Registrant as Specified in Its Charter)

               NEVADA                                  1521                                76-0460831
    (State or Other Jurisdiction           (Primary Standard Industrial                 (I.R.S. Employer
  of Incorporation or Organization)         Classification Code Number)              Identification Number)
                                                              TERRY C. WHITE
                                                   CHIEF FINANCIAL OFFICER AND TREASURER
          1200 SOLDIERS FIELD DRIVE                      1200 SOLDIERS FIELD DRIVE
           SUGAR LAND, TEXAS 76459                        SUGAR LAND, TEXAS 76459
          TELEPHONE (281) 243-0100                       TELEPHONE (281) 243-0100
             FAX (281) 243-0771                             FAX (281) 243-0771
        (Address, Including Zip Code,               (Name, Address, Including Zip Code,
 and Telephone Number, Including Area Code,     and Telephone Number, Including Area Code,
of Registrant's Principal Executive Offices)               of Agent for Service)

                             ---------------------

                                   Copies to:

           NORMAN R. MILLER, ESQ.                          THOMAS P. MASON, ESQ.
         WOLIN, RIDLEY & MILLER LLP                       ANDREWS & KURTH L.L.P.
            3100 BANK ONE CENTER                             4200 CHASE TOWER
              1717 MAIN STREET                             HOUSTON, TEXAS 77002
             DALLAS, TEXAS 75201                         TELEPHONE (713) 220-4368
          TELEPHONE (214) 939-4906                          FAX (713) 220-4285
             FAX (214) 939-4949

                             ---------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The registrant will pay the following estimated expenses in connection with the issuance and distribution of Common Stock pursuant to this registration statement, in addition to underwriting discounts:

SEC Filing Fee..............................................  $    7,667
NASD Filing Fee.............................................       3,030
Nasdaq National Market Application Fee......................      81,625
Accounting Fees and Expenses................................     250,000
Legal Fees and Expenses.....................................     225,000
Printing and Engraving......................................     250,000
Transfer Agent and Registrar Fees and Expenses..............      15,000
Underwriter's Nonaccountable Expense Allowance..............     150,000
Miscellaneous...............................................      17,678
                                                              ----------
  Total.....................................................  $1,000,000
                                                              ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Nevada Private Corporations Law ("NPCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that such person was an officer of director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to (x) any action or suit by or in the right of the corporation against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred, in connection with the defense or settlement believed to be in, or not opposed to, the best interests of the corporation, except that indemnification may not be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation and (y) any other action or suit or proceeding against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred, if he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, reasonable cause to believe his or her conduct was unlawful. To the extent that a director, officer, employee or agent has been "successful on the merits or otherwise" the corporation must indemnify such person. The articles of incorporation or bylaws may provide that the expenses of officers and directors incurred in defending any such action must be paid as incurred and in advance of the final disposition of such action. The NPCL also permits the Registrant to purchase and maintain insurance on behalf of the Registrant's directors and officers against any liability arising out of their status as such, whether or not Registrant would have the power to indemnify him against such liability. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act.

     The Registrant's Restated Articles and Bylaws, as amended to date, provide that the Registrant shall, to the fullest extent not prohibited by applicable law, indemnify any director or officer of the Registrant in connection with certain actions, suits or proceedings, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred. The Registrant is also required to pay any expenses incurred by a director or officer in defending such an action, in advance of the final disposition of such action. The Registrant's Articles and Bylaws further provide that, by resolution of the Board of Directors, such benefits may be extended to employees, agents or other representatives of the Registrant.

     The Registrant has authority under the NPCL to indemnify its officers, directors, employees and agents to the extent provided in such statute. Article VIII of the Registrant's Bylaws, referenced as Exhibit 3.2 hereto, provide for indemnification of the Registrant's officers, directors, employees and agents.

     The NPCL provides that a corporation's articles of incorporation may contain a provision which eliminates or limits the personal liability of a director or officer to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that such a provision must not eliminate or limit the liability of a director or officer for: (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of illegal distributions. The Company's Articles include a provision eliminating the personal liability of directors for breach of fiduciary duty except that such provision will not eliminate or limit any liability which may not be so eliminated or limited under applicable law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     None.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     The information set forth on the "Index to Exhibits" of this Registration Statement is incorporated herein by reference.

FINANCIAL STATEMENT SCHEDULES:

     Schedule I -- Condensed Financial Information of Registrant; Parent Company
                   Only Balance Sheets; Parent Company Only Statements of Operations; Parent Company Only Statements of Cash Flows.

     Schedule II -- Valuation and Qualifying Accounts.

     Schedule III -- Properties and Accumulated Depreciation.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

          (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Common Stock being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          (3) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h)
     under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective.

          (4) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 5, 1998.


                                            NEWMARK HOMES CORP.

                                            By:       /s/ TERRY C. WHITE
                                              ----------------------------------
                                                        Terry C. White
                                                   Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated:


                      SIGNATURE                                       TITLE                        DATE
                      ---------                                       -----                        ----

               /s/ LONNIE M. FEDRICK*                   President and Chief Executive         March 5, 1998
-----------------------------------------------------     Officer
                  Lonnie M. Fedrick

                 /s/ JAMES M. CARR*                     Executive Vice President and          March 5, 1998
-----------------------------------------------------     Director
                    James M. Carr

                 /s/ TERRY C. WHITE                     Chief Financial Officer and           March 5, 1998
-----------------------------------------------------     Treasurer
                   Terry C. White

                /s/ LARRY D. HORNER*                    Director                              March 5, 1998
-----------------------------------------------------
                   Larry D. Horner

                /s/ BILL C. BRADLEY*                    Director                              March 5, 1998
-----------------------------------------------------
                   Bill C. Bradley

               /s/ MICHAEL K. MCCRAW*                   Director                              March 5, 1998
-----------------------------------------------------
                  Michael K. McCraw

                 /s/ TERRY C. WHITE
-----------------------------------------------------
                  *Attorney-in-fact

                               INDEX TO EXHIBITS


                                                                                        SEQUENTIALLY
        EXHIBIT                                                                           NUMBERED
         NUMBER                                       EXHIBIT                               PAGE
        -------                                       -------                           ------------
          1.1*              -- Form of Underwriting Agreement
          3.1*              -- Form of Amended and Restated Articles of Incorporation
                               to be effective prior to the offering
          3.2*              -- Bylaws
          4.1               -- Specimen of Registrant's Stock Certificate
          5.1*              -- Legal Opinion by Wolin, Ridley & Miller LLP regarding
                               the legality of securities being issued.
         10.1(a)*           -- Construction Loan Agreement dated August 6, 1997 for
                               $3,675,000 between Pacific United, L.P., as Borrower,
                               NHC Holdings, Corp., as Guarantor, and Bank of America
                               Texas, N.A., as Lender
         10.1(b)*           -- $3,675,000 Promissory Note Secured by Deed of Trust
                               dated August 6, 1997 payable to Bank of America, N.A.,
                               as Lender, by Pacific United, L.P.
         10.1(c)*           -- Deed of Trust, Security Agreement, Financing Statement,
                               and Assignment of Rental between Pacific United, L.P.,
                               Grantor to David S. Owens, Trustee, and Bank of America
                               Texas N.A., Beneficiary dated August 4, 1997
         10.1(d)*           -- Indemnity Agreement dated August 6, 1997 between Pacific
                               United, L.P., in favor of Bank of America Texas, N.A.
         10.1(e)*           -- Payment Guaranty dated August 6, 1997, by NHC Holdings
                               Corp., as Guarantor, in favor of Bank of America Texas,
                               N.A., as Lender
         10.2*              -- $10,000,000 Promissory Note dated April 23, 1997,
                               between BankTexas, as Lender, and Newmark Home
                               Corporation, as Borrower
         10.3(a)*           -- Master Revolving Line of Credit Loan Agreement dated
                               October 1, 1996 between Newmark Homes, L.P. and Compass
                               Bank
         10.3(b)*           -- First Amendment and Modification to Loan Agreement
                               between Newmark Homes, L.P. and Compass Bank dated March
                               1, 1997
         10.3(c)*           -- Second Amendment and Modification to Loan Agreement
                               between Newmark Homes, L.P. and Compass Bank dated June
                               1, 1997.
         10.3(d)*           -- Compass Bank Revolving Line of Credit Promissory Note
                               dated June 1, 1997
         10.4(a)*           -- $15,000,000 Loan Agreement between Newmark Homes and
                               Bank of America Texas, N.A.
         10.4(b)*           -- Promissory Note dated November 29, 1996 between Newmark
                               Homes and Bank of America Texas, N.A. for $15,000,000
         10.4(c)*           -- Deed of Trust, Security Agreement and Assignment of
                               Rents and Leases dated November 29, 1996, by Newmark
                               Homes, L.P., as Grantor, to Chris A. Peirson, Trustee,
                               for the benefit of Bank of America Texas, N.A.
         10.5(a)*           -- April 30, 1996 Amended & Restated Construction Loan
                               Agreement for $20,000,000 between Newmark Home
                               Corporation and Bank One, Texas, N.A. (the "Bank One
                               Loan Agreement")

                                                                                        SEQUENTIALLY
        EXHIBIT                                                                           NUMBERED
         NUMBER                                       EXHIBIT                               PAGE
        -------                                       -------                           ------------
         10.5(b)*           -- Modification Agreement to Amended & Restated
                               Construction Loan Agreement between Newmark Home
                               Corporation and Bank One, Texas dated April 30, 1996
         10.5(c)*           -- Fourth Amendment to Bank One Loan Agreement
         10.5(d)*           -- Third Amendment to Bank One Loan Agreement
         10.5(e)*           -- Second Amendment to Bank One Loan Agreement
         10.5(f)*           -- First Amendment to Bank One Loan Agreement
         10.6(a)*           -- Form of Tax Allocation Agreement ("Tax Agreement")
                               between Pacific USA and various affiliates and
                               subsidiaries, of Pacific USA, including the Registrant,
                               dated April 28, 1992
         10.6(b)*           -- Form of Amendment to Tax Agreement.
         10.7*              -- March 13, 1996 Lot Acquisition Loan Agreement between
                               The Adler Companies, Inc. and Bank United of Texas
         10.8(a)*           -- March 13, 1996 Construction Line of Credit Loan
                               Agreement between The Adler Companies, Inc. and Bank
                               United of Texas FSB
         10.8(b)*           -- Amendment to Construction Line of Credit Loan Agreement,
                               dated December 30, 1996
         10.8(c)*           -- Amendment to Construction Line of Credit Loan Agreement,
                               dated January 15, 1997
         10.8(d)*           -- Mortgage Modification and Spreading Agreement and Notice
                               of Future Advance, dated January 15, 1997
         10.8(e)*           -- January 15, 1997 Promissory Note between The Adler
                               Companies, Inc. and Bank United
         10.9*              -- April 23, 1997 Construction Loan Agreement between
                               BankTexas N.A. and Newmark Homes, L.P.
         10.10*             -- Lot Acquisition Loan Agreement between The Adler
                               Companies, Inc. and Bank United of Texas FSB dated
                               January 15, 1997
         10.11(a)*          -- Master Loan Agreement between Newmark Homes, L.P. and
                               Guaranty Federal Bank dated August 1997
         10.11(b)*          -- Revolving Promissory Note for $10,000,000 dated August
                               1997 between Guaranty Federal Bank and Newmark
         10.11(c)*          -- Master Form of Deed of Trust with Security Agreement and
                               Assignment of Rents and Leases between Guaranty Federal
                               Bank, FSB and Newmark Homes, L.P. re: $10,000,000 Loan
                               Agreement
         10.12(a)*          -- $15,000,000 Revolving Line of Credit Loan Agreement
                               between First American Bank and Newmark Homes, L.P.
                               dated December 17, 1996
         10.12(b)*          -- Master Revolving Line of Credit/Promissory Note dated
                               December 17, 1996 for $15,000,000 between Newmark Homes,
                               L.P. and First American Bank Texas and Deed of Trust
         10.12(c)*          -- February 4, 1997 Amendment to $15,000,000 Revolving Line
                               of Credit Loan Agreement dated December 17, 1996 between
                               First American Bank and Newmark Homes, L.P.
         10.12(d)*          -- April 30, 1997 Amendment to $15,000,000 Revolving Line
                               of Credit Loan Agreement dated December 17, 1996 between
                               First American Bank and Newmark Homes, L.P.

                                                                                        SEQUENTIALLY
        EXHIBIT                                                                           NUMBERED
         NUMBER                                       EXHIBIT                               PAGE
        -------                                       -------                           ------------
         10.12(e)*          -- Master Deed of Trust and Security Agreement for the
                               benefit of First American Bank Texas dated December 17,
                               1996
         10.13*             -- December 1995 Construction Loan Agreement for $5,000,000
                               revolving line of credit and $2,473,000 loan between The
                               Adler Companies, Inc. and Barnett Bank of South Florida,
                               N.A.
         10.14              -- 1998 Tandem Stock Option/Stock Appreciation Rights Plan,
                               with form of incentive plan agreement
         10.15(a)*          -- January 10, 1997 Amended and Restated Construction Loan
                               Agreement for $20,000,000 between Newmark Homes, L.P.
                               and Mellon Bank
         10.15(b)*          -- Modification Agreement dated October 1, 1996 between
                               Newmark Homes Corp., NHC Homes, Inc., Newmark Homes,
                               L.P. and Mellon Bank
         10.15(c)*          -- Modification Agreement dated January 10, 1997 between
                               Newmark Homes, L.P. and Mellon Bank
         10.16(a)*          -- Loan Agreement between Bank United f/k/a United Savings
                               Association of Texas and Newmark Home Corp. dated June
                               28, 1990 with twelve amendments increasing loan amount
                               to $30,000,000
         10.16(b)*          -- $30,000,000 Promissory Note between Newmark Home Corp.
                               and Bank United of Texas dated July 1, 1997
         10.16(c)*          -- Supplemental Deed of Trust and Security Agreement
                               between Newmark Homes Corp., as Grantor and Henson as
                               Trustee, for the benefit of Bank United of Texas
         10.17*             -- Employment Agreement between Newmark Home Corp. and
                               Terry White dated January 1, 1998
         10.18*             -- Employment Agreement between Newmark Home Corp. and Eric
                               Rome dated January 1, 1998
         10.19*             -- Employment Agreement between Newmark Home Corp. and
                               Steve Treece effective dated January 1, 1998
         10.20*             -- Employment Agreement between Newmark Home Corp. and Ray
                               Hurlbut effective November 1, 1996
         10.21*             -- Employment Agreement between Newmark Home Corp. and Mike
                               Beckett effective dated January 1, 1998
         10.22*             -- Employment Agreement between Pacific United Development
                               Corp. and Coleman Bradley effective November 1, 1996
         10.23*             -- Employment Agreement between Newmark Home Corp. and
                               Steve J. Von Hofe effective November 1, 1996.
         10.24*             -- Employment Agreement between Newmark Home Corp. and
                               Brian K. Shields effective November 1, 1996.
         10.25*             -- Employment Agreement between Newmark Home Corp. and Mike
                               M. Moody effective November 1, 1996.
         10.26*             -- Employment Agreement between Newmark Home Corp. and
                               James Carr dated January 1, 1998.

                                                                                        SEQUENTIALLY
        EXHIBIT                                                                           NUMBERED
         NUMBER                                       EXHIBIT                               PAGE
        -------                                       -------                           ------------
         10.27*             -- Stock Purchase Agreement dated January 15, 1998 among
                               James Carr, Westbrooke Communities, Inc., Westbrooke at
                               West Lake, Inc., Westbrooke at Winston Trails, Inc.,
                               Westbrooke at Pembroke Pines, Inc., Westbrooke at Oak
                               Ridge, Inc., Harold L. Eisenacher, Leonard R. Chernys,
                               Diana Ibarria, The Westbrooke Partnership, Pacific USA
                               Holdings Corp., Newmark Homes Corp., and Westbrooke
                               Acquisition Corp.
         10.27(b)*          -- Form of Addendum to Stock Purchase Agreement, effective
                               January 15, 1998.
         10.28*             -- Employment Agreement between Newmark Home Corp. and
                               Lonnie M. Fedrick dated January 1, 1998.
         21.1*              -- List of Subsidiaries
         23.1*              -- Consent of KPMG Peat Marwick LLP
         23.2*              -- Consent of Ernst & Young LLP
         23.3*              -- Consent of Wolin, Ridley & Miller LLP (included in
                               Exhibit 5.1)
         24.1*              -- Power of Attorney (See page II-4)
         27.1*              -- Financial Data Schedule
         99.1*              -- Consent of Jon P. Newton
         99.2*              -- Consent of William A. Hasler


---------------

* Filed Previously

+ To be filed by amendment.